EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                    VOTE THIS VOTING INSTRUCTION CARD TODAY!
                    YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                       THE EXPENSE OF ADDITIONAL MAILINGS


VOTING INSTRUCTION CARD                                VOTING INSTRUCTION CARD

           TOUCHSTONE TAX-FREE TRUST TAX-FREE INTERMEDIATE TERM FUND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2004

The undersigned hereby instructs Jay S. Fitton and ________________, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of the Touchstone Tax-Free Trust Tax-Free Intermediate Term Fund (the "Fund") which the undersigned is entitled to vote at a special meeting of shareholders of the Fund to be held at 10:00 a.m., Eastern time, on May 21, 2004, at the offices of the Trust, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202 and at any adjournment thereof, as indicated on the reverse side. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. A majority of the proxies present and acting at the meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power of authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT, AS APPLICABLE, IS HEREBY ACKNOWLEDGED.

      PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
                                Dated: ___________________________, 2004


                    ------------------------------------------------------------



                    ------------------------------------------------------------
                    Signature(s), Title (if applicable)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME (S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor please sign your name and give your full title as such. If signing on behalf of a corporation please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.



PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE!

                    VOTE THIS VOTING INSTRUCTION CARD TODAY!
                    YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                       THE EXPENSE OF ADDITIONAL MAILINGS



                                  YOUR PROXY VOTE IS IMPORTANT!
                                  NOW YOU CAN VOTE YOUR PROXY ON
                                  THE PHONE OR ON THE INTERNET

                                  JUST FOLLOW THESE SIMPLE STEPS:

                                  1.  READ YOUR PROXY STATEMENT AND HAVE IT AT
                                      HAND.

                                  2.  CALL TOLL-FREE 1-888-XXX-XXXX OR GO TO THE
                                      WEBSITE: HTTPS://VOTE.PROXY-DIRECT.COM
                                               --------------------------------

                                  3.  FOLLOW THE RECORDED OR ON SCREEN
                                      DIRECTIONS.

                                  4. DO NOT MAIL YOUR PROXY CARD WHEN YOU VOTE BY PHONE OR VIA THE INTERNET.



SHARES HELD ON BEHALF OF THE SHAREHOLDER WILL BE VOTED AS INDICATED BELOW OR FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.

IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE FUND SHALL VOTE FOR THE PROPOSAL.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:
                                        ---

1. To approve a Plan of Reorganization that provides for the acquisition of all of the assets of the Tax-Free Intermediate Term Fund by the Ohio Insured Tax-Free Fund in exchange for shares of the Ohio Insured Tax-Free Fund and the assumption by the Ohio Insured Tax-Free Fund of all of the liabilities of the Tax-Free Intermediate Term Fund.

         |_| FOR           |_| AGAINST           |_| ABSTAIN .


    IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING

  INSTRUCTIONS FOR SIGNING PROXY CARDS

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Trust involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

         REGISTRATION                                        VALID SIGNATURE

         CORPORATE ACCOUNTS

         (1)      ABC Corp. . . . . . . . . . . . . . . .  . ABC Corp.

         (2)      ABC Corp. . . . . . . . . . . . . . . .  . John Doe, Treasurer

         (3)      ABC Corp.
                  c/o John Doe, Treasurer . . . . . . . .   John Doe

         (4)      ABC Corp. Profit Sharing Plan . . ......  John Doe, Trustee

         TRUST ACCOUNTS

         (1)      ABC Trust . . . . . . . . . . . . . . . . Jane B. Doe, Trustee

         (2)      Jane B. Doe, Trustee
                  u/t/d 12/28/78 . . . . . . . . . . . . . .Jane B. Doe

         CUSTODIAL OR ESTATE ACCOUNTS

         (1)      John B. Smith, Cust.
                  f/b/o John B. Smith, Jr. UGMA . . . . . . John B. Smith

         (2)      Estate of John B. Smith . . . . . . . .  John B. Smith, Jr.,
                                                           Executor

                 TOUCHSTONE
                 INVESTMENTS






February 11, 2004

VIA EDGAR

EDGAR Operations Branch
Division of Investment Management
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Touchstone Tax-Free Trust (Ohio Insured Tax-Free Fund)
     Registration Statement on Form N-14
     CIK 0000352667

Ladies and Gentlemen:

         Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, enclosed for filing electronically is the Registration Statement on Form N-14AE of Touchstone Tax-Free Trust (the "Trust"). This filing relates to the acquisition of the assets of the Tax-Free Intermediate Term Fund, a series of the Trust, by and in exchange for shares of the Ohio Insured Tax-Free Fund series of the Trust.

         Any questions or comments with respect to this filing may be directed to me at (513) 629-8020.

Very truly yours,

/s/ Betsy Santen

Betsy Santen
Assistant Secretary



        221 East Fourth Street o Suite 300 o Cincinati, OH 45202-4133 PH:513.362.8000 o 800.638.8194 o FAX: 513.362.8320 www.touchstoneinvestments.com
        Touchstone Securities, Inc. o Member NASD and SIPC
        A Member of Western & Southern Financial Group